EXHIBIT 10.32

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of August 17, 2011, by and among FAMILY DOLLAR STORES, INC., a Delaware corporation (the “Borrower”), the banks and other financial institutions or entities party to the Credit Agreement referred to below (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

Statement of Purpose

The Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of November 17, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended certain credit facilities to the Borrower.

The Borrower has requested, and the Lenders and the Administrative Agent have agreed, subject to the terms and conditions set forth herein, to amend the Credit Agreement as specifically set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.     Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

2.     Amendments. Subject to and in accordance with the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto hereby agree that the Credit Agreement is amended as follows:

(a)    The Table of Contents is hereby amended by adding reference to the following new Exhibit in appropriate alphabetical order:

“Exhibit J      -        Form of Subsidiary Guaranty Agreement”

(b)    Section 1.1 of the Credit Agreement is hereby amended by:

(i)    adding the following new defined terms in proper alphabetical order:

“‘Existing $300 Million Credit Agreement’ means that certain Credit Agreement dated as of August 17, 2011 (as amended, restated, supplemented, or otherwise modified from time to time), by and among the Borrower, the lenders party thereto, as lenders and Wells Fargo, as administrative agent.”

“‘Prime Rate’ means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.”

“‘Senior Unsecured Public Notes’ means the Debt of the Borrower evidenced by those certain 5.00% Senior Notes due 2021, in the original principal amount of $300,000,000, issued pursuant to that certain Indenture dated as of January 28, 2011 (as supplemented by the First Supplemental Indenture dated as of January 28, 2011), between the Borrower, as issuer and U.S. Bank National Association, as trustee.”

“‘Subsidiary Guarantor’ has the meaning assigned thereto in Section 13.23(a).”

“‘Subsidiary Guaranty Agreement’ has the meaning assigned thereto in Section 13.23(a).”

(ii)    amending the definition of “Applicable Margin” is hereby amended by deleting the pricing grid contained therein in its entirety and replacing it with the following:

Level	Consolidated Leverage Ratio	Facility Fee	Applicable LIBOR Rate Margin	Applicable Base Rate Margin
I	Greater than or equal to 45.0%	0.300%	1.700%	0.700%
II	Greater than or equal to 35.0% but less than 45.0%	0.250%	1.500%	0.500%
III	Greater than or equal to 25.0% but less than 35.0%	0.200%	1.300%	0.300%
IV	Greater than or equal to 15.0% but less than 25.0%	0.175%	1.200%	0.200%
V	Less than 15.0%	0.150%	1.100%	0.100%

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(iii) amending the definition of “Change in Law” by adding the following proviso at the end thereof:

“; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.”

(iv) amending the definition of “Defaulting Lender” by:

(A)      deleting clause (a) in its entirety and replacing it with the following:

“(a) has failed to fund any portion of the Revolving Credit Loans, Syndicated Letter of Credit, participations in Fronted L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied,”

(B)      deleting clause (c) in its entirety and replacing it with the following:

“(c) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or under other agreements in which it commits or is obligated to extend credit (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), or”

(v) amending the definition of “Existing Fronted Letters of Credit” by deleting the reference to “the Existing 5-Year Credit Agreement” contained therein and replacing it with “the Existing $300 Million Credit Agreement”.

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(vi) amending the definition of “Priority Debt” by:

(A)      inserting the following new clause (a)(iii):

“(iii) all Guaranties of Debt of the Borrower by any Subsidiary which has also guaranteed the Obligations hereunder”

(B)      re-numbering the existing clause (a)(iii) as clause (a)(iv).

(vii) amending the definition of “Related Parties” by inserting “partners,” between the words “the” and “directors” contained therein.

(viii) amending the definition of “Senior Unsecured Notes” by changing such term to “Senior Unsecured Private Notes”.

(c)    All references to “Senior Unsecured Notes” in the Credit Agreement and any other Loan Document are hereby amended to reference the “Senior Unsecured Private Notes”.

(d)    Section 2.5(a)(ii) of the Credit Agreement is hereby amended by inserting the words “but in any event no later than the Maturity Date,” immediately following the reference to “Section 2.2(b),” contained therein.

(e)    Section 3.2 of the Credit Agreement is hereby amended by deleting the parenthetical “(‘Fronted Letters of Credit’)” contained therein.

(f)    Section 3.7 of the Credit Agreement is hereby amended by deleting the reference to “the Existing 5-Year Credit Agreement” contained therein and replacing it with “the Existing $300 Million Credit Agreement”.

(g)    Section 10.6(b) of the Credit Agreement is hereby amended by deleting the reference to “the Existing 5-Year Credit Agreement” contained therein and replacing it with “the Existing $300 Million Credit Agreement”.

(h)    Article XIII of the Credit Agreement is hereby amended by:

(i) amending Section 13.1(b) by deleting the notice information of the Borrower in its entirety and replacing it with the following:

“If to the Borrower:	Family Dollar Stores, Inc.
Post Office Box 1017
Charlotte, North Carolina 28201-1401
Attention: Mr. Steven E. Burt,
Vice President - Treasurer
Telephone No.: (704) 849-7515
Telecopy No.: (704) 849-2011

With copies to:	Family Dollar Stores, Inc.
Post Office Box 1017
Charlotte, North Carolina 28201-1401
Attention: Mr. James C. Snyder, Jr., Senior Vice President, General Counsel and Secretary
Telephone No.: (704) 849-7427
Telecopy No.: (704) 708-7121”

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(ii) amending Section 13.2 by deleting each reference to “the Existing 5-Year Credit Agreement” in the last proviso contained therein and replacing them with “the Existing $300 Million Credit Agreement”.

(iii) amending Section 13.10(d) by inserting the following proviso at the end of the first paragraph contained therein:

“provided further that the consent of the Administrative Agent and the Borrower shall not be required if (x) an Event of Default has occurred and is continuing at the time such participation is sold or (y) such participation is sold to a Lender, an Affiliate of a Lender or an Approved Fund.”

(iv) inserting the following new Section 13.23:

“Section 13.23 Subsidiary Guaranty.

(a)      The Borrower may, at its option, provide guarantees of the Obligations from some or all of its Subsidiaries (each such Subsidiary, a “Subsidiary Guarantor”) by delivering to the Administrative Agent a Subsidiary Guaranty Agreement substantially in the form of Exhibit J (the “Subsidiary Guaranty Agreement”).

(b)      The Administrative Agent and the Lenders agree to discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty Agreement upon written notice of the Borrower to the Administrative Agent; provided, that (i) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty Agreement) as an obligor and guarantor under and in respect of (A) the Senior Unsecured Private Notes and (B) the Senior Unsecured Public Notes, and the Borrower so certifies to the Administrative Agent and the Lenders in a certificate of a Responsible Officer and (ii) at the time of such release and discharge, the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent stating that no Default or Event of Default exists.”

(i)     The Exhibits to the Credit Agreement are hereby amended by adding the new Exhibit J, attached hereto as Annex I.

3.      Effectiveness.    This Amendment shall become effective on the date (the “First Amendment Effective Date”) when the Administrative Agent shall have received (a) counterparts of this Amendment executed by the Borrower, each Lender and the Administrative Agent and (b) a fully executed copy of that certain credit agreement dated as of the First Amendment Effective

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Date, by and among, the Borrower, as borrower, the banks and other financial institutions or entities party thereto, as lenders and the Administrative Agent, as administrative agent thereunder.

4.        Limited Effect.    Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

5.        Representations and Warranties.    The Borrower represents and warrants that (a) it has the corporate power and authority to make, deliver and perform this Amendment, (b) it has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment, (c) this Amendment has been duly executed and delivered on behalf of such Person, (d) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (e) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects, in each case on and as of the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date and (f) no Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect hereto.

6.        Acknowledgement and Reaffirmation.    By their execution hereof, the Borrower hereby expressly (a) consents to this Amendment and (b) acknowledges that the Borrower’s covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party remains in full force and effect.

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7.        Costs, Expenses and Taxes.    The Borrower agrees to pay in accordance with Section 13.3 of the Credit Agreement all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

8.        Execution in Counterparts.    This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

9.        Governing Law.    This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the state of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to the conflicts or choice of law principles thereof.

10.      Entire Agreement.    This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

11.      Successors and Assigns.    This Amendment shall be binding on and insure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

Borrower:

FAMILY DOLLAR STORES, INC., as Borrower

By:	/s/ Kenneth T. Smith
	Name:	Kenneth T. Smith

Title:	Senior Vice President -
Chief Financial Officer

Family Dollar Stores, Inc.

First Amendment to 2010 Credit Agreement

Signature Page

AGENTS AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender

By:	/s/ Kirk Tesch

Name:	Kirk Tesch

Title:	Director

Family Dollar Stores, Inc.

First Amendment to 2010 Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as Lender

By:	/s/ Jaime Eng

Name:	Jaime Eng

Title:	Vice President

Family Dollar Stores, Inc.

First Amendment to 2010 Credit Agreement

Signature Page

BRANCH BANKING AND TRUST COMPANY, as Lender

By:	/s/ Stuart M. Jones

Name:	Stuart M. Jones

Title:	Senior Vice President

Family Dollar Stores, Inc.

First Amendment to 2010 Credit Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Frances W. Josephic

Name:	Frances W. Josephic

Title:	Vice President

Family Dollar Stores, Inc.

First Amendment to 2010 Credit Agreement

Signature Page

REGIONS BANK, as Lender

By:	/s/ Paul Stephen Phillippi

Name:	Paul Stephen Phillippi

Title:	Senior Vice President

Family Dollar Stores, Inc.

First Amendment to 2010 Credit Agreement

Signature Page

FIFTH THIRD BANK, as Lender

By:	/s/ Mary J. Ramsey

Name:	Mary J. Ramsey

Title:	Vice President

Family Dollar Stores, Inc.

First Amendment to 2010 Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Jessica L. Fabrizi

Name:	Jessica L. Fabrizi

Title:	Assistant Vice President

Family Dollar Stores, Inc.

First Amendment to 2010 Credit Agreement

Signature Page

HSBC BANK USA, N.A., as Lender

By:	/s/ Eric P. Rodawig

Name:	Eric P. Rodawig

Title:	Assistant Vice President

Family Dollar Stores, Inc.

First Amendment to 2010 Credit Agreement

Signature Page

CAPITAL ONE, N.A., as Lender

By:	/s/ Scott Cunningham

Name:	Scott Cunningham

Title:	Assistant Vice President

Family Dollar Stores, Inc.

First Amendment to 2010 Credit Agreement

Signature Page

THE HUNTINGTON NATIONAL BANK, as Lender

By:	/s/ Brian H. Gallagher

Name:	Brian H. Gallagher

Title:	Senior Vice President

Family Dollar Stores, Inc.

First Amendment to 2010 Credit Agreement

Signature Page

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Sherrese Clarke

Name:	Sherrese Clarke

Title:	Authorized Signatory

Family Dollar Stores, Inc.

First Amendment to 2010 Credit Agreement

Signature Page

Compass Bank, as Lender

By:	/s/ Ramon Garcia

Name:	Ramon Garcia

Title:	Vice President

Family Dollar Stores, Inc.

First Amendment to 2010 Credit Agreement

Signature Page

Annex I

EXHIBIT J

FORM OF SUBSIDIARY GUARANTY AGREEMENT

[See Attached]

[FORM OF]

GUARANTY AGREEMENT

dated as of [                    ]

by and among

[                    ],

as Guarantors,

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

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THIS GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of [                     , 20    ], is made by and among [                    ] (collectively, the “Guarantors”, each, a “Guarantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit itself and the financial institutions (the “Lenders”) from time to time parties to that certain Credit Agreement, dated as of November 17, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders and the Administrative Agent.

STATEMENT OF PURPOSE

Pursuant to the terms of the Credit Agreement, the Lenders have agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein.

The Borrower and the Guarantors, though separate legal entities, comprise one integrated financial enterprise, and all Extensions of Credit to the Borrower will inure, directly or indirectly to the benefit of each of the Guarantors.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of itself and the Lenders, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1 Definitions. The following terms when used in this Guaranty shall have the meanings assigned to them below:

“Applicable Insolvency Laws” means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 544, 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code, as amended or supplemented).

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

SECTION 1.2 Other Definitional Provisions. Capitalized terms used and not otherwise defined in this Guaranty including the preambles and recitals hereof shall have the meanings ascribed to them in the Credit Agreement. In the event of a conflict between capitalized terms defined herein and in the Credit Agreement, the Credit Agreement shall control. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

GUARANTY

SECTION 2.1 Guaranty. Each Guarantor hereby, jointly and severally with the other Guarantors, unconditionally guarantees to the Administrative Agent for the ratable benefit of itself and the Lenders, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations of the Borrower, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether created directly with the Administrative Agent or any Lender or acquired by the Administrative Agent or any Lender through assignment or endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of the Borrower, including all of the foregoing, being hereafter collectively referred to as the “Guaranteed Obligations”).

SECTION 2.2 Bankruptcy Limitations on Guarantors. Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of each Guarantor and the Lenders that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws after giving effect to Section 2.3(a). To that end, but only in the event and to the extent that after giving effect to Section 2.3(a) such Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws after giving effect to Section 2.3(a), the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The first sentence of this Section 2.2 is intended solely to preserve the rights of the Administrative Agent hereunder against such Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Guarantor, the Borrower, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

SECTION 2.3 Agreements for Contribution.

(a) The Guarantors hereby agree among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 2.3(a) shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid in full, and none of the Guarantors shall exercise any right or remedy under this Section 2.3(a) against any other Guarantor until such Obligations have been paid in full. For purposes of this Section 2.3(a), (a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (b) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Guarantors exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors; and (c) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors) of the Guarantors other than the maker of such Excess Payment. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. This Section 2.3 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Applicable Law against the Borrower in respect of any payment of Guaranteed Obligations.

(b) No Subrogation. Notwithstanding any payment or payments by any of the Guarantors hereunder, or any set-off or application of funds of any of the Guarantors by the Administrative Agent or any Lender, or the receipt of any amounts by the Administrative Agent or any Lender with respect to any of the Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or the other Guarantors or against any collateral security held by the

Administrative Agent or any Lender for the payment of the Guaranteed Obligations nor shall any of the Guarantors seek any reimbursement from the Borrower or any of the other Guarantors in respect of payments made by such Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Administrative Agent and the Lenders on account of the Guaranteed Obligations are paid in full and the Revolving Credit Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

SECTION 2.4 Nature of Guaranty.

(a) Each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which the Borrower or any Guarantor is or may become a party;

(ii) the absence of any action to enforce this Guaranty, the Credit Agreement or any other Loan Document or the waiver or consent by the Administrative Agent or any Lender with respect to any of the provisions of this Guaranty, the Credit Agreement or any other Loan Document;

(iii) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); or

(iv) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Guaranty shall not be discharged until the final indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Revolving Credit Commitments.

(b) Each Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment) against the Administrative Agent, the Lenders or the Borrower whether now existing or which may arise in the future.

(c) Each Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

SECTION 2.5 Waivers. To the extent permitted by law, each Guarantor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a) any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent or any Lender to proceed in respect of the Obligations against the Borrower or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor;

(b) any defense based upon the failure of the Administrative Agent or any Lender to commence an action in respect of the Guaranteed Obligations against the Borrower, such Guarantor, any other guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

(c) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Administrative Agent or the Lenders of this Guaranty;

(d) any right of diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by Applicable Laws, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty; and

(e) any and all right to notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon, or acceptance of, this Guaranty.

Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any Lender which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement and the other Loan Documents and, but for this Guaranty and such waivers, the Administrative Agent and Lenders would decline to enter into the Credit Agreement and the other Loan Documents.

SECTION 2.6 Modification of Loan Documents, etc. Neither the Administrative Agent nor any Lender shall incur any liability to any Guarantor as a result of any of the following, and none of the following shall impair or release this Guaranty or any of the obligations of any Guarantor under this Guaranty:

(a) any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b) any action under or in respect of the Credit Agreement or the other Loan Documents in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges;

(c) any amendment to, or modification of, in any manner whatsoever, the Loan Documents;

(d) any extension or waiver of the time for performance by any other Guarantor, any other guarantor, the Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) the taking and holding security or collateral for the payment of the Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the Lenders have been granted a Lien, to secure any Debt of any Guarantor, any other guarantor or the Borrower to the Administrative Agent or the Lenders;

(f) the release of anyone who may be liable in any manner for the payment of any amounts owed by any Guarantor, any other guarantor or the Borrower to the Administrative Agent or any Lender;

(g) any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor, any other guarantor or the Borrower are subordinated to the claims of the Administrative Agent or any Lender; or

(h) any application of any sums by whomever paid or however realized to any Obligations owing by any Guarantor, any other guarantor or the Borrower to the Administrative Agent or any Lender in such manner as the Administrative Agent or any Lender shall determine in its reasonable discretion.

SECTION 2.7 Demand by the Administrative Agent. In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations are declared to be immediately due and payable pursuant to the terms of the Credit Agreement or other Loan Documents, then the Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable.

SECTION 2.8 Remedies . Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Guarantors their obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement or the other Loan Documents or otherwise.

SECTION 2.9 Benefits of Guaranty . The provisions of this Guaranty are for the benefit of the Administrative Agent and the Lenders and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, the Administrative Agent and the Lenders, the Obligations of the Borrower under the Loan Documents. In the event all or any part of the Obligations are transferred, endorsed or assigned by the Administrative Agent or any Lender to any Person or Persons as permitted under the Credit Agreement, any reference to an “Administrative Agent”, or “Lender” herein shall be deemed to refer equally to such Person or Persons.

SECTION 2.10 Termination; Reinstatement.

(a) Subject to clause (c) below, this Guaranty shall remain in full force and effect until all the Guaranteed Obligations shall have been paid in full and the Revolving Credit Commitments terminated.

(b) No payment made by the Borrower, any Guarantor, or any other Person received or collected by the Administrative Agent or any Lender from such Borrower, any Guarantor, or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations shall have been paid in full and the Revolving Credit Commitments terminated.

(c) Each Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened claim, or the proceeds of any collateral are required to be refunded by the Administrative Agent or any Lender to such Borrower, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor’s liability hereunder (and any Lien or collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien or collateral securing such obligation).

SECTION 2.11 Payments. Payments by the Guarantors shall be made to the Administrative Agent, to be credited and applied to the Guaranteed Obligations in accordance with Section 11.4 of the Credit Agreement, in immediately available Dollars to an account designated by the Administrative Agent or at the Administrative Agent’s Office or at any other address that may be specified in writing from time to time by the Administrative Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to make any Extensions of Credit, each Guarantor hereby represents and warrants that:

SECTION 3.1 Organization; Power; Qualification. Such Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and the other Loan Documents to which it is a party and to perform the provisions hereof and thereof.

SECTION 3.2 Authorization of Agreement; Enforceability. This Guaranty has been duly authorized by all necessary corporate action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.3 Compliance of Guaranty with Laws, etc. The execution, delivery and performance by such Guarantor of this Guaranty will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which such Guarantor is bound or by which such Guarantor or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor.

SECTION 3.4 Title to Properties. Such Guarantor has good and sufficient title to the properties it owns or purports to own that individually or in the aggregate are Material, including all such properties reflected on the most recent audited balance sheet of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) of the Credit Agreement or purposed to have been acquired by such Guarantor after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by the Credit Agreement.

SECTION 3.5 Liens. Such Guarantor has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.1 of the Credit Agreement.

SECTION 3.6 Litigation.1 (i) [Except as disclosed in Note [—] to the consolidated financial statements included in the Borrower’s Form 10-[Q][K] filed with the Securities and Exchange Commission on [—], t][T]here are no actions, suits, investigations or proceedings pending or, to the knowledge of such Guarantor, threatened against or affecting such Guarantor or any property of such Guarantor in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; [and] (ii) [the disclosure contained in Note [—] to the consolidated financial statements included in the Borrower’s Form 10-[Q][K] filed with the Securities and Exchange Commission on [—] individually or in the aggregate, would not reasonably be expected to have a Limited Material Adverse Effect; and (iii)] such Guarantor is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator of Governmental Authority or is in violation of any Applicable Law, ordinance, rule or regulation (including without limitation Environmental Laws or OFAC) of any Governmental Authority, in each case, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 13.1 of the Credit Agreement; provided that notices and communications to the Guarantors shall be directed to the Guarantors, at the address of the Company set forth in Section 13.1 of the Credit Agreement.

SECTION 4.2 Amendments in Writing. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.2 of the Credit Agreement.

SECTION 4.3 Expenses; Indemnification; Waiver of Consequential Damages, etc.

[1]	Bracketed language in Section 3.6 to be included with information from the Borrower’s most recently filed 10-K or 10-Q, as applicable, immediately prior to the execution of this Guaranty.

(a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and reasonable expenses incurred in connection with enforcing or preserving any rights under this Guaranty and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent.

(b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any such Guarantor’s delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guaranty.

(c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent the Borrower would be required to do so pursuant to Section 13.3 of the Credit Agreement.

(d) To the fullest extent permitted by Applicable Law, each Guarantor shall not assert, and hereby waives, any claim against any indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. No indemnitee referred to in this Section 4.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Guaranty or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) All amounts due under this Section shall be payable promptly after demand therefor.

SECTION 4.4 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of such Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Loan Document to such Lender or the Swingline Lender, irrespective of whether or not such Lender or the Swingline Lender shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender or the Swingline Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Swingline Lender or their respective Affiliates may have. Each Lender and the Swingline Lender agrees to notify such Guarantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 4.5 Governing Law; Jurisdiction; Venue; Service of Process.

(a) Governing Law. This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof.

(b) Submission to Jurisdiction. Each Guarantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or the Fronting Bank may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 13.1 of the Credit Agreement. Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 4.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 4.7 No Waiver by Course of Conduct, Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 4.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 4.8 Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of each Guarantor (and shall bind all Persons who become bound as a Guarantor under this Guaranty), the Administrative Agent and the Lenders and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the Lenders.

SECTION 4.9 Survival of Indemnities. Notwithstanding any termination of this Guaranty, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of Section 4.3 and any other provision of this Guaranty and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 4.10 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Guaranty are for convenience only, and neither limit nor amplify the provisions of this Guaranty.

SECTION 4.11 Severability of Provisions. Any provision of this Guaranty or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 4.12 Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

SECTION 4.13 Integration. This Guaranty comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Guaranty and those of any other Loan Document, the provisions of the Credit Agreement shall control; provided that any provision of any other Loan Document which imposes additional burdens on any Guarantor or further restricts the rights of any Guarantor or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Guaranty and shall be given full force and effect.

SECTION 4.14 Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Guaranty with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

SECTION 4.15 Acknowledgements. Each Guarantor hereby acknowledges that:

(a) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

SECTION 4.16 Releases. At such time as the Guaranteed Obligations shall have been paid in full and the Revolving Credit Commitments have been terminated, this Guaranty and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

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IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Guaranty under seal by their duly authorized officers, all as of the day and year first above written.

[GUARANTOR], as Guarantor

By:

Name:

Title:

[Signature Pages Continue]

Guaranty Agreement

Family Dollar Stores, Inc.

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:

Title:

Guaranty Agreement

Family Dollar Stores, Inc.

Signature Page